Exhibit 10.85

PERFORMANCE STOCK AWARD AGREEMENT

THE CHILDREN’S PLACE RETAIL STORES, INC.

This Performance Stock Award Agreement (the “Agreement”) is entered into on the 4th day of January 2010 (the “Award Date”) by and between The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Company”), and Jane T. Elfers (the “Awardee”).

WHEREAS, the Company has retained Awardee as its President and Chief Executive Officer pursuant to the Employment Agreement dated as of December 11, 2009 between the Company and the Awardee (the “Employment Agreement”); and

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intentions, the Company desires to grant the Awardee a performance stock award with respect to the Company’s common stock, par value $.10 per share (the “Common Stock”) pursuant to the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Award.  Subject to Sections 2, 3 and 4 hereof, the Company shall issue and deliver to the Awardee the number of shares of Common Stock determined in accordance with Exhibit A (the “Performance Shares”) within 10 days following a determination by the Board or an appropriate committee thereof that the performance target(s) set forth on Exhibit A have been achieved, but in no event later than March 15, 2012; provided that, subject to Sections 2, 3 and 4 hereof, the Awardee is in the employ of the Company or a Subsidiary on the last day of the Performance Period set forth in Exhibit A.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2.                                       Termination of Employment Due to Death or Disability.  If Awardee’s employment with the Company terminates before the end of the Performance Period in accordance with Section 5(b) or 5(c) of the Employment Agreement, the Awardee (or Awardee’s estate) shall, if the Target Performance Goal set forth in Exhibit A is achieved, be entitled to the number of Initial Performance Shares set forth in Exhibit A multiplied by a fraction, the numerator of which is the number of days the Awardee was employed by the Company during the Performance Period and the denominator of which is 365.  Such Initial Performance Shares, if any, shall be issued and delivered to the Awardee (or Awardee’s estate, as applicable) within 10 days following a determination by the Board or an appropriate committee thereof that the performance target(s) set forth on Exhibit A have been achieved, but in no event later than March 15, 2012.

3.                                       Accelerated Vesting in the Event of Termination Without Cause or Resignation Due to Good Reason.  In the event that the Awardee’s employment with the Company terminates before the end of the Performance Period pursuant to Section 5(d) the Employment Agreement or under the circumstances set forth in Section 6(d)(iii) of the Employment Agreement, the Awardee shall, if the Target Performance Goal set forth in Exhibit A is achieved, be entitled to the number of Initial Performance Shares set forth in Exhibit A).  Such Initial Performance Shares shall be issued and delivered to the Awardee within 10 days following a determination by the Board or an appropriate committee thereof that the performance target(s) set forth on Exhibit A have been achieved, but in no event later than March 15, 2012; provided, however, that if a “Change in Control” (as defined in the Employment Agreement) occurs after a termination of the Awardee’s employment under the circumstances set forth in Sections 5(d) or 6(d)(iii) of the Employment Agreement but before such a determination has been made by the Board or an appropriate committee thereof, then the Initial Performance Shares shall be issued and delivered to Awardee immediately prior to such Change in Control.

4.                                       Acceleration of Initial Performance Shares Upon a Change in Control.  In the event that a “Change in Control” (as defined in the Employment Agreement) occurs prior to a determination by the Board or an appropriate committee thereof as to whether the performance target(s) set forth on Exhibit A have been achieved and Awardee is then employed by the Company, the Awardee shall be entitled to receive the number of Initial Performance Shares set forth in Exhibit A.  Such Initial Performance Shares shall be issued and delivered to Awardee immediately prior to such Change in Control.

5.                                       Transfer Restrictions.  Prior to vesting of any Performance Shares, the Awardee shall not be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Awardee sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Performance Shares prior to delivery thereof.

6.                                       Adjustment of Shares.  Notwithstanding anything contained herein to the contrary, in the event of any change in Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Performance Shares shall be treated in the same manner in any such transaction as other Common Stock.

7.                                       Government Regulations.  Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Performance Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required; provided that the Company shall use commercially reasonable best efforts to ensure that the terms of all applicable laws, rules and regulations and approvals by any governmental agencies or national securities exchanges as may be required are timely satisfied or obtained, as applicable.

8.                                       Transferable Shares.  All shares of Common Stock delivered by the Company to the Awardee hereunder shall (i) not contain any legends and (ii) shall be freely transferable (including in publicly traded open market transactions) by the Awardee upon receipt.

9.                                       Withholding Taxes.  The Company shall have the right to withhold from amounts payable to the Awardee, as compensation or otherwise, or alternatively, to require the Awardee to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements.  Notwithstanding the foregoing, the Company shall provide for such withholding through sale of the Performance Shares through a broker or such other arrangement as is reasonably acceptable to the Company.

10.                                 Awardee Representations.  The Awardee has reviewed with her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee.  The Awardee understands that the Awardee (and, subject to Section 9 above, not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

11.                                 Employment.  Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

12.                                 Notices.  Notices or communications to be made hereunder shall be in writing and shall be made in accordance with the Employment Agreement.

13.                                 Governing Law.  This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

14.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.  Notwithstanding the foregoing, this Agreement and the award made hereby shall be subject to the terms of the Plan.  However, in the event of a conflict between this Agreement and the terms of the Plan, the terms and conditions most favorable to the Awardee shall control.  To the extent that there is any conflict between the terms and provisions of this Agreement and/or the Employment Agreement and any other agreement between the Awardee and the Company, the terms and provisions most favorable to the Awardee shall control.

15.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.  This Agreement is personal to the Awardee and may not be assigned by the Awardee without the prior consent of the Company.  Any attempted assignment in violation of this Section shall be null and void.

16.                                 Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Awardee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officer to execute this Agreement on the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Norman L. Matthews
Name:	Norman L. Matthews
Title:	Chairman of the Board
Date:	January 5, 2010

AWARDEE

/s/ Jane T. Elfers
Name:	Jane T. Elfers
Date:	January 5, 2010

EXHIBIT A

1.                                       (a).                               Awardee’s Name:  Jane T. Elfers

(b).                              Award Date:  January 4, 2010

(c).                               Performance Period:  The Company’s fiscal year ending January 31, 2011

(d).                              Performance Shares available to be earned (“Initial Performance Shares”)  62,170

(e)                                  Additional Performance Shares available to be earned (“Additional Performance Shares”):  62,170

(f).                                 Performance Requirements:

Subject to the terms and conditions set forth in the Performance Stock Award Agreement, Awardee shall earn and receive the number of Performance Shares set forth above if the Company’s “Operating Income” (as defined in the Employment Agreement) for the Performance Period set forth above equals or exceeds the “Target Operating Income” (as defined in the Employment Agreement) (the “Target Performance Goal”) and Awardee shall earn and receive the number of Additional Performance Shares set forth above if the Company’s Operating Income for the Performance Period set forth above equals or exceeds 120% of the Target Performance Goal.  The number of Performance Shares to be issued to Awardee between the number of Performance Shares and the number of Additional Performance Shares shall be determined on a straight line interpolated basis.  The determination of whether the Target Performance Goal or the 120% of the Target Performance Goal is achieved shall be made by the Board or an appropriate committee thereof.

For clarity, “Target Operating Income” under the Employment Agreement means 110% of “Operating Income” (as defined in the Employment Agreement) for the fiscal year of the Company ending January 29, 2010.

/s/ JE	(Initials)
Jane Elfers

/s/ NM	(Initials)
Company Signatory